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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Amended and Restated Employee Stock Option Plan of APACHE Medical Systems, Inc. of our report dated February 19, 1999, with respect to the consolidated financial statements of APACHE Medical Systems, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                                           /S/ ERNST & YOUNG LLP


Vienna, Virginia
October 8, 1999